Exhibit 99.1

Union Bankshares Corporation to Attend Barclays Global Financial Services Conference

Richmond, Va., September 7, 2017 - Union Bankshares Corporation today announced that President and CEO John C. Asbury will participate in the Mid-Cap Bank Panel discussion at the Barclays Global Financial Services Conference in New York, New York on Monday, September 11, 2017.

The panel will occur at approximately 12:00 noon EDT on September 11, 2017 and will be webcast at https://cc.talkpoint.com/barc002/091117a_as/?entity=80_5SUHR1O. A replay of the webcast will be archived and accessible at that website following the conclusion of the live conference.

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH), is the holding company for Union Bank & Trust, which has 111 branches and approximately 173 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products; Union Insurance Group, LLC, which offers various lines of insurance products; and Old Dominion Capital Management, Inc., which provides investment advisory services.

Additional information on the company is available at http://investors.bankatunion.com.

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications

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